WARRANT

                       To Purchase Shares of Common Stock,

                          par value $.01 per share, of

                                EFTC Corporation

                                 March 30, 2000

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SAID ACT AND WITH SUCH LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

                                     WARRANT

        To Purchase Shares of Common Stock, par value $.01 per share, of

                                EFTC Corporation

                                 March 30, 2000

         THIS IS TO CERTIFY that, for value received, THAYER-BLUM
FUNDING, L.L.C., or registered assigns ("Holder"), is entitled upon the due exercise hereof at any time during the Exercise Period (defined below) to purchase 3,093,154 shares of Common Stock, par value $.01 per share, of EFTC Corporation, a Colorado corporation (the "Company"), at an Exercise Price (defined below) of $.01 per share (such Exercise Price and the number of shares of Common Stock purchasable hereunder being subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth (the "Warrant"). This Warrant is being issued in connection with a Securities Purchase Agreement, dated the date hereof, by and between the Company and Thayer-BLUM Funding, L.L.C. (the "Securities Purchase Agreement").

1.       Definitions.

         1.1 Definitions of Certain Terms. The following terms, whenever used and capitalized in this Warrant, shall, unless the context otherwise requires, have the following meanings:

              "Assignment" shall mean the form of Assignment appearing at the end of this Warrant.

              "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed.

              "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company as constituted on the date hereof and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

              "Convertible Securities" shall mean evidences of indebtedness, shares (including, without limitation, preferred shares) of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

              "Exchangeable Note" shall mean the Company's 15% Senior Subordinated Exchangeable Notes due June 2006.

              "Exercise Period" shall mean the period (i) commencing on the earlier of (A) September 1, 2000 and (B) the date on which a Failure to Approve the Transactions shall occur and (ii) ending on the earlier of (A) the date on which a Successful Tender Offer (as such term is defined in the Securities Purchase Agreement) is consummated, or (B) the close of business on June 30, 2010.

              "Exercise Price" shall mean the price per share of Common Stock set forth in the preamble to this Warrant, as such price may be adjusted pursuant to Section 4.

              "Failure to Approve the Transactions" shall mean that the holders of the Common Stock of the Company do not vote to approve the Transactions at the Shareholders Meeting (as such term is defined in the Purchase Agreement).

              "Notice of Exercise" shall mean the form of Notice of Exercise appearing at the end of this Warrant.

              "Original Issue Date" shall mean March 30, 2000.

              "Other Securities" shall mean with reference to the exercise privilege of the holders of the Warrants, any shares (other than Common Stock) and any other securities (including, without limitation, preferred shares) of the Company or of any other Person which the holders of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise or partial exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock (or Other Securities) pursuant to the terms of the Warrant or otherwise.

              "Person" shall mean any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

              "Securities Purchase Agreement" shall have the meaning ascribed thereto in the preamble hereto, as amended from time to time.

              "Senior Debt" means (i) all indebtedness outstanding at any time under the Credit Agreement, and all hedging obligations and bank products with respect thereto, (ii) any replacement or refinancing of the Credit Agreement which provides for borrowings by the Company up to $55,000,000 in aggregate principal amount, and (iii) all obligations with respect to any of the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (x) any indebtedness of the Company to any of its subsidiaries or other affiliates, or (y) any indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted hereby).

              "Shares" of any Person shall include any and all shares of capital stock of such Person of any class or other shares, interests, participations or other equivalents (however designated) in the capital of such Person.

              "Stock Purchase Rights" shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

              "This Warrant" shall mean, and the words "herein", "hereof", "hereunder" and words of similar import shall refer to, this instrument as it may from time to time be amended of supplemented.

              "Transactions" shall have the meaning ascribed thereto in the Securities Purchase Agreement.

              "Warrant Register" shall have the meaning specified in Section
3.1.

              "Warrant Shares" shall mean the shares of Common Stock (and/or Other Securities) issued or issuable, as the case may be, from time to time upon exercise of the Warrant, including, without limitation, any shares of Common Stock (and/or Other Securities) issuable with respect thereto by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, other reorganization or otherwise.

2.       Exercise of Warrant.

         2.1 Right to Exercise; Notice. On the terms and subject to the conditions of this Section 2, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part at any time or from time to time during the Exercise Period, all as more fully specified below; provided that a partial exercise of this Warrant for less than the entire remaining amount of Warrant Shares issuable under this Warrant shall be made only for a whole number of shares.

         2.2 Manner of Exercise; Issuance of Common Stock. To exercise this Warrant, the holder hereof shall deliver to the Company (a) a Notice of Exercise duly executed by the holder hereof specifying (i) the number of Warrant Shares to be purchased (and the date of exercise (the "Exercise Date") which shall be no more than 30 Business Days and no less than 25 Business Days following the date of receipt by the Company of the Notice of Exercise), and (ii) the method by which the holder shall pay the amount equal to the aggregate Exercise Price for all Warrant Shares as to which this Warrant is then being exercised, and (b) this Warrant. For the exercise of this Warrant to be effective, on the Exercise Date, payment of the Exercise Price shall be made, at the option of the holder hereof, (w) by wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (x) by certified or official bank check payable to the order of the Company or (y) by any combination of such methods. Any exercise may be rescinded by notice to the Company no later than two (2) Business Days prior to the Exercise Date.

         Upon receipt of the items referred to in this Section 2.2, including receipt of the aggregate Exercise Price for all Warrant Shares as to which this Warrant is then being exercised, the Company shall, on the Exercise Date, cause to be issued and delivered to the holder hereof (or its nominee) or the transferee designated in the Notice of Exercise, a certificate or certificates representing the Warrant Shares equal in the aggregate to the number of Warrant Shares specified in the Notice of Exercise (but not exceeding the maximum number of shares issuable upon exercise of this Warrant). Such certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be.

         If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, unless the Exercise Period expired prior to such exercise, issue and deliver to the holder hereof or the transferee so designated in the Notice of Exercise, a new Warrant evidencing the right of the holder hereof or such transferee to purchase at the Exercise Price then in effect the aggregate number of Warrant Shares for which this Warrant shall not have been exercised, and this Warrant shall be canceled.

         2.3 Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price for one share of Common Stock (at the date of calculation, as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled), computed using the following formula:

                                WS = WCS (FMV-EP)

                                       FMV

WHERE:

         WS       equals the number of Warrant Shares to be issued to the
Holder;

         WCS equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

         FMV equals the Fair Market Value (as defined below) of one share of Common Stock (at the date of such calculation); and EP equals the per share Exercise Price (as adjusted to the date of such calculation) of the Warrant.

         As used in this Section, the term "Fair Market Value" of each Warrant Share as of any date shall be the highest bid price posted in respect of the Common Stock in the Nasdaq Stock Market's automated dealer quotation system at the close of trading on the Business Day prior to such exercise, or, if the Common Stock shall not then be so quoted, Fair Market Value shall be determined as follows: (A) if the parties hereto can agree on the Fair Market Value, such agreed upon value shall constitute the Fair Market Value; (B) if the parties cannot reach an agreement as to the Fair Market Value within five (5) Business Days from the onset of negotiations, then such parties shall jointly appoint an appraiser to determine the Fair Market Value; (C) if the parties cannot agree upon the selection of an appraiser within five (5) Business Days after such five
(5) day period, then each party shall deliver to the other a list of three (3) appraisers on or before the third (3rd) Business Day immediately following the expiration of said five (5) day period, each party shall select one appraiser from the other party's list and notify such other party of its selection on or before the fifth (5th) Business Day immediately following the expiration of the three (3) day period; (D) if either party does not deliver to the other party a list of appraisers within the three (3) day period of deliver its selection of the appraiser from the other party's list within the five (5) day period, then the first appraiser listed on the other party's list shall be deemed to have been jointly selected to determine the Fair Market Value; (E) if both parties timely select an appraiser from the other party's list, then the two (2) appraisers so selected shall jointly select a third (3rd) appraiser, which third
(3rd) appraiser shall independently calculate the Fair Market Value made in accordance with the terms hereinabove set forth shall be final and binding on the parties hereto.

         Such conversion shall be effective as of the date of the Company's receipt of the applicable Exercise Notice, and, upon such conversion, the holder hereof shall surrender to the Company this Warrant in exchange for certification evidencing the Warrant Shares issuable upon such conversion and, in the case of a conversion of this Warrant in part, a new Warrant certificate evidencing the portion of this Warrant not so converted.

         2.4 Fractional Shares. The Company shall not issue fractional Warrant Shares or scrip representing fractional Warrant Shares upon any exercise of this Warrant. As to any fractional Warrant Shares which the holder hereof would otherwise be entitled to purchase from the Company upon such exercise, the Company shall issue one share which the holder hereof shall be entitled to purchase from the Company at a price equal to the Exercise Price calculated as of the date of the Notice of Exercise. Payment of such amount shall be made in any manner permitted under Section 2.2 at the time of delivery of any certificate or certificates deliverable upon such exercise.

         2.5 Continued Validity. A holder of Warrant Shares issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all rights to which the holder of this Warrant is entitled pursuant to the provisions of this Warrant, except such rights as by their terms apply solely to the holder of a Warrant.

         2.6 Cancellation. This Warrant shall be deemed cancelled immediately upon the consummation of a Successful Tender Offer without any action taken by the Company with respect thereto.

         2.7 Cash Payment. Upon any exercise of this Warrant which would result in an issuance of a number of shares which, without shareholder approval, would result in the Common Stock being delisted under the requirements of the Nasdaq Stock Market, the Company shall, in lieu of issuing such shares above the amount not requiring shareholder approval (the "Excess Share Number"), pay to Holder an amount equal to (x) the Trading Price of Common Stock times the Excess Share Number minus (y) the Exercise Price times the Excess Share Number (the "Excess Amount"); provided, however, that if any such payment shall at the time of exercise be prohibited under the terms of the Senior Debt, the Company shall issue a note substantially in the form of the Exchangeable Notes with a principal amount equal to the Excess Amount and a term ending June 30, 2006.

3.       Registration, Transfer and Exchange; Legends.

         3.1 Maintenance of Registration Books. The Company shall keep at its principal executive office or such other address (including that of the Company's transfer agent) as the Company shall notify the holder hereof in writing, a register (the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of the Warrants. The Company shall not at any time close the Warrant Register so as to result in preventing or delaying the exercise or transfer of this Warrant.

         3.2 Transfer and Exchange. Upon surrender for registration of transfer of this Warrant at such office, the Company shall execute and deliver in the name of the designated transferee or transferees one or more new Warrants representing the right to purchase at the Exercise Price then in effect a like aggregate number of Warrant Shares. At the option of the holder hereof, this Warrant may be exchanged for other Warrants representing the right to purchase a like aggregate number of Warrant Shares upon surrender of this Warrant at such office. Whenever this Warrant is so surrendered for exchange, the Company shall execute and deliver the Warrants which the holder making the exchange is entitled to receive. Every Warrant presented or surrendered for registration of transfer or exchange shall be accompanied by an Assignment duly executed by the holder thereof or its attorney duly authorized in writing. All Warrants issued upon any registration of transfer or exchange of other Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.

         3.3 Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and
(a) in the case of any such loss, theft or destruction, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or (b) in the case of any such mutilation, upon surrender of this Warrant for cancellation at the office of the Company at which the Warrant Register is kept, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant representing the right to purchase at the Exercise Price then in effect a like aggregate number of Warrant Shares. The affidavit of any institutional holder of this Warrant certifying as to the occurrence of any loss, theft, destruction or mutilation of this Warrant shall constitute evidence satisfactory to the Company for the purpose of this Section 3.3.

         3.4 Ownership. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the Warrant Register as the owner and holder hereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the owner of this Warrant for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

4.       Anti-Dilution Provisions.

         4.1 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 4.2, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

        4.2 Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.2.

              (a) Stock Dividends, Subdivisions and Combinations. If the Company at any time or from time to time subsequent to the date hereof:

                  (i) pays a dividend upon, or makes any distribution in respect of, any of its Common Stock, payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights, or

                  (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii)combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

              then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of this Warrant shall, upon subsequent exercise of this Warrant, receive the aggregate number and kind of shares of capital stock and/or other securities of the Company which such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

              If after an adjustment a holder of this Warrant upon exercise of it may receive shares of two or more classes of capital stock or other securities of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

              (b) Reorganization, Reclassification or Recapitalization of the Company. If the Company at any time or from time to time subsequent to the date hereof shall effect (i) any reorganization or reclassification or recapitalization of the capital stock of the Company, (ii) any consolidation or merger of the Company with or into another Person, or (iii) any other transaction (or any other event shall occur) as a result of which holders of Common Stock become entitled to receive any shares of stock or other securities and/or property (including, without limitation, cash, but excluding any cash dividend that is paid out of the earnings or surplus of the Company legally available therefor) in a distribution with respect to or in exchange for the Common Stock of the Company, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the Warrant Shares theretofore deliverable, as appropriate) the number of shares of stock or other securities and/or the amount of property (including, without limitation, cash) to which the holder of the number of Warrant Shares which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such reorganization or reclassification or recapitalization of capital stock, consolidation, merger, sale, transfer, disposition or other transaction or upon the occurrence of such other event, and at the same aggregate Exercise Price.

                  Prior to the consummation of any transaction or event described in the preceding sentence, the Company shall make equitable, written adjustments in the application of the provisions herein set forth satisfactory to the holder or holders of Warrants at the time outstanding so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or other property thereafter deliverable upon exercise of the Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement of the Company and/or the successor entity, as applicable, for the benefit of the holder or holders of the Warrants at the time outstanding, which agreement shall bind each such entity.

              (c) Exercise Price Adjustments for Certain Dilutive Issuances. The Exercise Price shall be subject to adjustment from time to time as follows:

           (i)(A) If the Company shall issue, after the date upon which the Warrants were first issued (the "Warrant Issue Date"), any Additional Stock (as defined below) without consideration or for consideration per share less than $5.00, subject to adjustment under Section 4.2(a), the Exercise Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the amount of consideration per share for such Additional Stock; and the denominator of which shall be $5.00, subject to adjustment under Section 4.2(a).

              (B) No adjustment of the Exercise Price shall be made in an amount less than one cent per share. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Exercise Price pursuant to this subsection 4.2(c)(i)) shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

              (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

              (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

              (E) In the case of the issuance of options to purchase or other rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4.2(c)(i) and subsection 4.2(c)(ii):

              (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4.2(c)(i)(C) and (c)(i)(D)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

              (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (to the extent then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4.2(c)(i)(C) and (c)(i)(D)).

              (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

              (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

              (5) The number of shares of Common Stock deemed issued and the consideration deemed paid thereof pursuant to subsections 4.2(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4.2(c)(i)(E)(3) or (4).

              (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4.2(c)(i)(E)), by the Company after the Warrant Issue Date.

              (d) Adjustment Under Other Circumstances. In the event that the Board of Directors of the Company determines in its sole discretion that one or more events or circumstances have occurred which requires an equitable adjustment to the Exercise Price, the Board of Directors of the Company may (but shall not be required to) appropriately adjust the Exercise Price; provided, however, that the Board of Directors of the Company may not increase the Exercise Price pursuant to this Section 4.2(d).

         4.3 Notice of Adjustments. In each case of an adjustment to the Exercise Price pursuant to Section 4.2, the Company, at its expense, shall promptly compute such adjustment and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall promptly mail a copy of each such certificate to Holder pursuant to Section 7.3 hereof.

5.       Optional Redemption.

         5.1 Optional Redemption at the Company's Option. During the period beginning on the Original Issue Date and ending at 5:00 p.m. New York City time on the date which is 86 days following the Original Issue Date (the "Redemption Exercise Period"), the Company may, at its option, redeem not less than all of the Warrants for an amount equal to the Optional Redemption Price.

         5.2 Optional Redemption Price. The "Optional Redemption Price" means an amount equal to $5 million during the first 30 days of the Redemption Exercise Period, plus $250,000 on the 31st day after announcement, plus, for each successive seven day period beyond such date, an additional $250,000 accruing on the first day of such seven day period.

        5.3   Redemption Procedures.

              (a) To exercise its right to redeem the Warrants, the Company shall give a notice of redemption to Holder. The notice shall: (i) state the applicable Optional Redemption Price; and (ii) state that Warrants called for redemption must be surrendered to the Company to collect the Optional Redemption Price.

              (b) Once notice of redemption is given, Warrants called for redemption shall be deemed to have been cancelled and shall no longer be exercisable. The Company shall pay Holder the Optional Redemption Price immediately upon receipt of this Warrant Certificate.

6.       Various Covenants of the Company.

         6.1 No Impairment or Amendment. Except as contemplated by the Securities Purchase Agreement, the Company shall not by any action, including, without limitation, amending its charter, any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise, (b) will take all such corporate action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable Warrant Shares, (c) will obtain and maintain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction as may be necessary to enable the Company to perform its obligations under this Warrant and (d) will not issue any capital stock or enter into any agreement, the terms of which would have the effect, directly or indirectly, of preventing the Company from honoring its obligations hereunder.

         So long as any Warrants are outstanding, the Company will acknowledge in writing, in form satisfactory to any holder of any such security, the continued validity of the Company's obligations hereunder.

         6.2 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of shares of Common Stock equal to the number of shares of Common Stock (and/or Other Securities) issuable upon the exercise of this Warrant. All such shares of Common Stock (and/or Other Securities) shall be duly authorized and, when issued upon exercise of this Warrant, will be validly issued and fully paid and nonassessable with no liability on the part of the holders thereof.

         6.3 Changes to Par Value. In the event any adjustment to the Exercise Price made pursuant to Section 4.2 hereof results in the Exercise Price per share being less than the par value per share of the Warrant Shares to be issued upon exercise of the Warrant, the Company agrees that it will take all actions (including, if necessary, the calling of a special meeting of shareholders and the recommendation of approval of such change to the shareholders) to have the Company's Articles of Incorporation amended to lower the par value of the Warrant Shares such that the Exercise Price per share will be no less the new par value per share.

         6.4 Indemnification. The Company shall indemnify, save and hold harmless the holder of this Warrant and the holder of any Warrant Shares from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred by such holder in connection with enforcing any of the terms hereof.

         6.5 Certain Expenses. The Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of the exercise of this Warrant and the issuance and delivery of any Warrant Shares pursuant thereto.

7.       Miscellaneous.

         7.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder of this Warrant or of any Warrant Shares shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

         7.2 Amendment. Any term, covenant, agreement or condition of the Warrants may, be amended only by a written agreement signed by the Company and the holder hereof.

         7.3 Communications. All communications provided for herein shall be delivered, or sent by recognized overnight delivery service, addressed as follows:

              (a)      If to the Company, at:

                        EFTC Corporation
                        9351 Grant Street, Sixth Floor
                        Denver, CO  80229
                        Attention:  Chief Financial Officer
                        Telecopy No. (303) 280-8358

                        with a copy (which shall not constitute notice) to:

                        Holme Roberts & Owen, LLP
                        1700 Lincoln, Suite 4100
                        Denver, CO  80203
                        Attention:  Francis R. Wheeler, Esq.
                        Telecopy No.:  (303) 866-0200

                (b) If to the holder of any Warrant or of any Warrant Shares, to such holder at its address appearing on the Warrant Register.

         The address of the Company may be changed at any time and from time to time and shall be the most recent such address furnished in writing by the Company to the holder or holders of the Warrants and Warrant Shares. The address of any such holder for any purpose hereof may be changed at any time and from time to time and shall be the most recent such address furnished in writing by such holder to the Company.

         Any communication provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given, unless such communication is sent by reputable overnight courier, in which case it shall be deemed to have been received on the day of its receipt, if a Business Day, or the next succeeding Business Day.

         Any communication provided for herein given by facsimile transmission shall become effective at the time of transmission to the Person to whom it is given, provided that the original of such communication is sent on the day of such facsimile transmission to such Person by a courier guaranteeing overnight delivery.

        7.4 Remedies. The Company stipulates that the remedies at law of the holder or holders of the Warrants and of Warrant Shares in the event of any default by the Company in the performance of or compliance with any of the terms of the Warrants are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or therein or by an injunction against a violation of any of the terms hereof or thereof, or otherwise.

        7.5 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder or holders of this Warrant and of the Warrant Shares, to the extent provided herein, and shall be enforceable by such holder or holders. This Warrant shall not be sold, assigned or otherwise transferred, directly or indirectly, except to persons controlled by Thayer Equity Investors IV, L.P., TC Manufacturing Holdings, L.L.C. or RCBA Strategic Partners, L.P., prior to the earlier to occur of September 1, 2000 and the Failure to Approve the Transactions.

        7.6 Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is unenforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

        7.7 Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

        7.8 Governing Law. This Warrant, including the validity hereof and the rights and obligations of the parties hereto and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the Governing Jurisdiction without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The "Governing Jurisdiction" shall mean the State of New York.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as an instrument under seal and to be attested by its duly authorized officers as of the date first above written.

                                       EFTC CORPORATION



                                       By:   ______________________________
                                       Name: ______________________________
                                       Title:______________________________

                                       THAYER-BLUM FUNDING, L.L.C.


                                       By:   ______________________________
                                       Name: ______________________________
                                       Title:______________________________

                           FORM OF NOTICE OF EXERCISE

               (To be executed only upon partial or full exercise
                             of the within Warrant)


         The undersigned registered holder of the within Warrant hereby irrevocably elects to exercise on [specify Exercise Date] the within Warrant for and purchases __________ shares of Common Stock (or Other Securities) [Specify] of EFTC CORPORATION and [herewith makes payment therefor in the amount of $_____________] [or] [has elected to use the net issue exercise option as set forth in Section 2.3 of the Warrant], all at the price and on the terms and conditions specified in the within Warrant, and requests that a certificate (or certificates in denominations of __________ shares) for such shares hereby purchased be issued in the name of and delivered to: (choose one)

(a)      the undersigned or

(b)      ________________, whose address is ____________________________

and, if such shares shall not include all the Warrant Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of Warrant Shares not being purchased hereunder be issued in the name of and delivered to (choose one)

(c)      the undersigned or

(d)      ______________, whose address is ______________________________.

Dated: _____________ ___, ________

                                        By:  ______________________________
                                            (Signature of Registered Holder)


NOTICE: The signature on this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                               FORM OF ASSIGNMENT

                    (To be executed only upon the assignment
                             of the within Warrant)


         FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ________________, whose address is _________________, all of the rights of the undersigned under the within Warrant, with respect to ________ shares of Common Stock (or Other Securities) [Specify] of EFTC CORPORATION and, if such shares shall not include all the Warrant Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of Warrant Shares not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint ____________________ Attorney to register such transfer on the books of EFTC CORPORATION maintained for the purpose, with full power of substitution in the premises.

Dated: ______________ ____, _______.



                                            By:  ______________________________
                                                (Signature of Registered Holder)



NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.